UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 18, 2005

                        Commission file number: 000-16299
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                               ANTS SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                13-3054685
    (State or other jurisdiction of        (IRS Employer Identification Number)
     Incorporation or Organization)

 801 Mahler Rd, Suite G, Burlingame, CA                   94010
(Address of principal executive offices)                (Zip Code)

                                 (650) 692-0240
              (Registrant's Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01  Other Events.

            From November 22, 2004 through January 12, 2005, the Company sold to accredited investors, through a private offering, 2,123,000 Units at a price of one dollar ($1.00) per Unit, with each Unit consisting of (i) one (1) share of common stock of the Company, and (ii) a warrant to purchase up to one (1) share of common stock of the Company at a per share price of two dollars ($2.00), exercisable until November 12, 2007. In connection with this offering, the Company paid $90,350 in cash commissions and issued 63,181 Units to the placement agent. The gross proceeds from the offering are $2,123,000. The proceeds of the private offering are being used for sales, marketing and general working capital purposes. The sales of these securities were made in reliance upon Rule 506 and Section 4(2) of the Securities Act of 1933, as amended (the "Act") and such securities have not been and will not be registered under the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ANTs software inc.

Date: January 18, 2005

                                        By: /s/ Francis K. Ruotolo
                                        ---------------------------
                                        Francis K. Ruotolo, Chairman
                                        and Chief Executive Officer